UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

LIGHTWAVE LOGIC, INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

369 Inverness Parkway, Suite 350

Englewood, CO 80112

April 10, 2026

Dear Fellow Stockholder:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) will be held virtually by means of remote communication at 10:00 a.m. (Mountain Time) on Thursday, May 21, 2026. I hope you will be able to attend.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Please sign, date, and return the enclosed proxy card or voting instruction form without delay. The Company’s Annual Report on Form 10-K (including audited financial statements) for the fiscal year ended December 31, 2025 accompanies the Proxy Statement. The proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at www.lightwavelogic.com.

The Company’s Board of Directors believes that a favorable vote for each nominee for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all nominees and “FOR” Proposal 2. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy card or voting instruction form.

Your vote is important, and all stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed proxy card or voting instruction form as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the Annual Meeting. Internet or telephonic voting is available by following the instructions provided on the proxy card or voting instruction form. You may also vote your shares online during the 2026 Annual Meeting. Instructions on how to vote while participating at the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/LWLG2026.

Thank you for your investment and continued interest in Lightwave Logic, Inc.

Sincerely,

/s/ Ronald A. Bucchi

Ronald A Bucchi,

Chair of the Board

LIGHTWAVE LOGIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 21, 2026

To Our Stockholders:

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) will be held virtually by means of remote communication at 10:00 a.m. (Mountain Time) on Thursday, May 21, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LWLG2026. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement. The following items of business will be considered:

1.	To elect two (2) Directors to the Board of Directors to serve until the 2029 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	To ratify the appointment of Stephano Slack LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 6, 2026, as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be kept at the Company’s principal place of business and shall be available for inspection by stockholders during usual business hours. A stockholder list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy card or voting instruction form as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet or by telephone. If you receive more than one proxy card or voting instruction form because your shares are registered in different names and addresses, each proxy card or voting instruction form should be signed and returned to assure that all of your shares are represented at the Annual Meeting. Proxy cards or voting instruction forms forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxy cards or voting instruction forms will save the expense involved in further communication.

By Order of the Board of Directors

/s/ Ronald A. Bucchi

Ronald A Bucchi,

Chair of the Board

April 10, 2026

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Lightwave Logic, Inc. of proxies to be voted at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held virtually by means of remote communication at 10:00 a.m. (Mountain Time) on Thursday, May 21, 2026 and at any adjournments thereof (the “Annual Meeting”). In this Proxy Statement, Lightwave Logic, Inc. is referred to as “we,” “us,” “our,” “Company” or “Lightwave Logic” unless the context indicates otherwise. The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect two (2) Directors to the Board of Directors; (ii) to ratify the appointment of Stephano Slack LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (iii) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the person named in the proxy card or voting instruction form will vote on such other matters and/or for other nominees in their discretion. The Company’s Board of Directors recommends that the stockholders vote “FOR” all nominees and “FOR” Proposal 2. Only holders of record of common stock of the Company at the close of business on April 6, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of our Company are located at 369 Inverness Parkway, Suite 350, Englewood, CO 80112, and our telephone number is 720-340-4949. The approximate date on which this Proxy Statement, the proxy card or a voting instruction form and any other accompanying materials are first being sent or given to stockholders is April 10, 2026. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Annual Report”) is enclosed with these materials but should not be considered proxy solicitation material. Additionally, the proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at www.lightwavelogic.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

When and where is the Annual Meeting?

The Annual Meeting is being held on Thursday, May 21, 2026, 10:00 a.m., Mountain Time. The Annual Meeting will be held virtually by means of remote communication, which will be conducted via live webcast. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LWLG2026 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on April 6, 2026 (the “Record Date”).

Why did I receive this Proxy Statement?

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of record at the close of business on the Record Date and are entitled to vote at the meeting. The Company has delivered to you by mail beginning on or about April 10, 2026, the Proxy Statement and the Annual Report, along with either a proxy card or a voting instruction form. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend.

How do I attend the Annual Meeting?

If you own shares of common stock registered in your name on the books of our transfer agent, as of the close of business on the Record Date for the Annual Meeting, you are a stockholder of record. You may attend, vote, and submit questions during the Annual Meeting by logging in at www.virtualshareholdermeeting.com/LWLG2026.

If you hold shares of common stock in an account at a broker, bank, trust or other nominee as of the close of business on the Record Date for the Annual Meeting, you are a beneficial owner, rather than a stockholder of record. Please contact your intermediary directly for assistance on attending the meeting.

If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/LWLG2026. Technical support will be available beginning 15 minutes prior to the start of the Annual Meeting.

Will a list of stockholders of record as of the Record Date be available?

For a period of 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be kept at the Company’s principal place of business and shall be available for inspection by stockholders during usual business hours. During the Annual Meeting, the list will be available on the meeting webpage at www.virtualshareholdermeeting.com/LWLG2026.

What am I being asked to vote on at the meeting?

We are asking our stockholders to elect directors, ratify the appointment of our independent registered public accounting firm, and consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

Who is entitled to vote?

Stockholders as of the close of business on the Record Date are entitled to vote. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. Stockholders are not entitled to cumulative voting.

How many votes are needed for approval of each item?

Proposal Number 1. Directors will be elected by the affirmative vote of the holders of at least a plurality of the votes of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in an election of directors, meaning the two nominees receiving the most “for” votes will be elected as directors. A “withhold” vote with respect to any nominee will have no effect on the election of that nominee and broker non-votes will have no effect on the vote for this proposal. Stockholders are not entitled to cumulative voting with respect to the election of directors.

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Proposal Number 2. The appointment of our independent registered public accounting firm will be ratified by the affirmative vote in favor of the proposal by the holders of at least a majority in voting power of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter vote. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card.

What constitutes a quorum?

As of the Record Date, 150,610,710 shares of our common stock were issued and outstanding. The presence, whether in person, by means of remote communication, or by proxy, of the holders of at least one third (33.3%) of all shares of the common stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

How do I vote?

Record Holders:

1.	Vote by Internet. Follow the VOTE BY INTERNET instructions on your proxy card.

2.	Vote by phone. Follow the VOTE BY PHONE instructions on your proxy card.

3.	Vote by mail. Follow the VOTE BY MAIL instructions on your proxy card (a postage-paid envelope is provided for mailing in the United States).

4.	Vote at the meeting. Attend and vote at the Annual Meeting.

If you vote by phone or Internet, please DO NOT mail your proxy card.

Beneficial Owners (Holding Shares in Street Name): If you hold your shares through an intermediary, such as a bank or broker, and did not receive a proxy card with a control number, please contact your intermediary directly for assistance.

What is the difference between being a “record holder” and “holding shares in street name?”

Most stockholders of the Company hold their shares in a stock brokerage account or through a nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holders: If your shares are registered directly in your name with our Company’s transfer agent, Broadridge, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

If you hold your shares in “street name”: If your shares are held in a stock brokerage account or by a nominee, you are considered the beneficial owner of the shares which are held in “street name” and these proxy materials are being forwarded to you by your nominee, who is considered the stockholder of record with respect to these shares. As the beneficial owner, you have the right to direct your nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares virtually at the Annual Meeting unless you request, complete and deliver a legal proxy from your nominee. Your nominee has enclosed a voting instruction card for you to use in directing the nominee how to vote your shares.

What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors and “FOR” the appointment of Stephano Slack LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold authority” on the voting instruction form?

If you mark your voting instruction form “abstain” your vote will have the same effect as a vote against the proposal to appoint Stephano Slack LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. A “withhold” vote with respect to the director nominee will have no effect on the election of that nominee. If you do not instruct your broker how to vote, your broker may, but is not obligated to, vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of our auditor is considered a routine matter, but the director nominee proposal is considered to be non-routine. Therefore, if you do not vote on the non-routine matters or provide voting instructions, your broker will not be allowed to vote your shares on those matters and your broker will return your proxy card with no vote (the “non-vote”) on the non-routine matter. Some brokers have adopted a policy of not voting on routine matters, which means your broker will not be allowed to vote your shares on routine matters, either, and your broker will return your proxy card with no vote (the “non-vote”) on the routine matter. Broker non-votes with respect to a proposal will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

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Can I revoke or change my voting instructions before the meeting?

For shares that are held in "street name", the stockholder must follow the directions provided by its bank, broker or other intermediary for revoking or modifying voting instructions. For shares that are registered in the stockholder's own name, the proxy may be revoked by written notification to the Company Secretary prior to its exercise and providing relevant name and account information, submitting a new proxy card with a later date (which will override the earlier proxy) or voting at the Annual Meeting.

Who will count the vote?

A Broadridge representative will tabulate the votes and act as inspector of election at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to publish the final results in a current report on Form 8-K within four business days after the end of the Annual Meeting.

What does it mean if I get more than one a proxy card or voting instruction form?

It means that you hold shares registered in more than one account. You must return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

How many copies of the Proxy Statement or Annual Report to Stockholders will I receive if I share my mailing address with another security holder?

Unless we have been instructed otherwise, we are delivering only one Proxy Statement or Annual Report to Stockholders to multiple security holders sharing the same address. This is commonly referred to as “householding.” We will, however, deliver promptly a separate copy of the Proxy Statement or Annual Report to Stockholders to a security holder at a shared address to which a single copy of such documents was delivered, on written or oral request. Requests for copies of the Proxy Statement or Annual Report to Stockholders or requests to cease householding in the future should be directed to: Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949. If you share an address with another stockholder and wish to receive a single copy of these documents, instead of multiple copies, you may direct this request to us at the address or telephone number listed above. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I obtain additional proxy materials or other Company materials?

The proxy materials and Annual Report included in this package, along with the Company’s other SEC filings, are available on the under the “Investors” page of the Company’s website at www.lightwavelogic.com. Any stockholder desiring additional proxy materials, a copy of any other document incorporated by reference in this Proxy Statement, or a copy of the Company’s amended and restated bylaws should contact the Company’s Secretary. Requests should be directed to: Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949.

Who pays for the cost of this proxy solicitation?

The Company pays for the cost of soliciting proxies on behalf of the Board of Directors. We have retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, to aid in the solicitation of proxy materials for the estimated fee of $10,500 plus expenses. The Company also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners. Subject to SEC Rule 14a-16, proxies may be solicited by mail, telephone, email, other electronic means or in person. Directors, officers and regular, full-time employees of the Company, none of whom will receive any additional compensation for their services, may by telephone, facsimile, email or other electronic means or personally, request the return of proxies.

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Who are the largest principal stockholders?

See “Voting Securities and Principal Holders Thereof” elsewhere in this Proxy Statement for a table setting forth each owner of greater than 5% of the Company’s common stock as of the Record Date.

What percentages of stock do the directors and officers own?

Together, they own approximately 2.21% of our Company common stock as of the Record Date. For information regarding the ownership of our common stock by management, see the section entitled “Voting Securities and Principal Holders Thereof” elsewhere in this Proxy Statement.

Do I have dissenters’ rights of appraisal?

Under Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to any of the items proposed to be voted upon at the Annual Meeting.

Where can I find general information about the Company?

General information about us can be found on our website at www.lightwavelogic.com. The information on our website is for informational purposes only and should not be relied upon for investment purposes. The information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with the Securities and Exchange Commission (“SEC”). We make available free of charge, either by direct access on our website or a link to the SEC’s website, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Our reports filed with, or furnished to, the SEC are also available directly at the SEC’s website at www.sec.gov.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF EACH DIRECTOR NOMINEE AND FOR A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSON NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

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INFORMATION REGARDING DIRECTORS, EXECUTIVE

OFFICERS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Our bylaws provide that the number of directors who constitute our Board of Directors is determined by resolution of the Board of Directors, but the total number of directors constituting the entire Board of Directors shall not be less than one or more than nine. Our Board of Directors currently consists of six directors. Our Board of Directors is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III, with staggered terms of office and with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal.

The names of our directors, including the two (2) nominees to be elected at the Annual Meeting, and certain information about each of them are set forth below.

The Company’s Nominating and Corporate Governance Committee may evaluate individuals in the future to consider additional members for our Board of Directors following the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Identity of Directors

Name	Age	First year Elected Director	Position/Committees	Director class/Term	Independent
Yves LeMaitre	61	2024	CEO, ED	Class I Expires 2027	no
Ronald A Bucchi	70	2012	COB, AC*, FE, NCGC	Class II Expires 2028	yes
Siraj Nour El-Ahmadi	61	2013	NID	Class I Expires 2027	no
Craig Ciesla	53	2022	AC, CC, NCGC	Class II Expires 2028	yes
Laila S. Partridge	61	2023	AC, CC*, NCGC	Class III Expires 2026	yes
Thomas Connelly, Jr.	73	2024	CC, NCGC*	Class III Expires 2026	yes

AC - Audit Committee

CEO - Chief Executive Officer

COB - Chair of the Board of Directors (non-executive)

CC - Compensation Committee

ED – Employee Director

FE - Financial Expert

NCGC – Nominating and Corporate Governance Committee

NID – Non-Independent Director

* Committee Chair

Business experience of Directors

Yves LeMaitre. Yves has served as our Chief Executive Officer since December 11, 2024. Yves joined our Board of Directors in August 2024 as a photonics industry veteran with 30+ years’ experience in the Optical Network and AI/Datacenter industry, as well as in global technology, corporate strategy and marketing. Yves has a proven track record as a trusted business advisor and transformational growth CEO, leading teams with an emphasis on corporate strategy, customer relationships, technology innovation and commercial execution. From 2021 to 2025, Yves has provided strategic leadership and business development consulting services in the optical communications, materials processing, consumer electronics, automotive, aerospace and defense, and life sciences sectors. He was a strategic board advisor to Trumpf Photonic Components and to the optical, RF, and microelectronics division of Sanmina. As part of his consulting practice, Yves led the Optical Coherent Division of IPG Photonics, and advised and oversaw its divestiture to Lumentum. Earlier in his career, he was SVP of Luna Innovations’ North America business operation (following the acquisition of RIO Lasers, where he was President). For 10 years, he held roles of increasing responsibility through multiple acquisitions at Oclaro (acquired by Lumentum), ultimately becoming Lumentum’s Chief Strategy Officer. He was key to positioning Oclaro as a leader in optical connectivity and driving growth of indium phosphide lasers in datacenter segments (now generative AI front-end networks). Yves LeMaitre earned a master’s degree in mathematics and computer science from Nantes University in France. He also holds an engineering degree from Telecom Paris, Institut Polytechnique de Paris.

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Mr. Ronald A. Bucchi. Ron has served as a director of our Company since 2012, and is the Chair of the Board of Directors. Previously, Ron served as our Lead Director. He currently also serves as the Chair of our Audit Committee and as a member of our Nominating and Corporate Governance Committee. Since September 2023, Mr. Bucchi has served as Financial Officer for Brewer Lane Ventures, a fintech/insurtech venture firm. Since October 2018, Mr. Bucchi has served as the CFO for Callahan Investments LLC, a Massachusetts family office. During his career, Ron has served in CFO roles and provided CEO consulting, strategic planning, mergers, acquisitions, business sales and tax consultation to both domestic and international companies. He is a financial expert for Audit Committee purposes. Ron is currently Treasurer and director of the Petit Family Foundation, Inc. and a director of the Farmington Bank Foundation. He served as lead director and chair of the Audit Committee of First Connecticut Bancorp, Inc. (until its sale in 2018), where he also served on its Governance and Loan Committees. Additionally, Ron has served on numerous community boards and is past chair of the Wheeler Clinic and the Wheeler Regional Family YMCA of Greater Hartford. Ron is a Chartered Global Management Accountant of the American Institute of Certified Public Accountants (AICPA), and a member of the Connecticut Society of Certified Public Accountants. Mr. Bucchi holds a BS in Accounting from Central Connecticut State University and he is a graduate of the Harvard Business School Executive Education program with completed course studies in general board governance, audit, and compensation.

Mr. Siraj Nour El-Ahmadi. Mr. El-Ahmadi has served as a director of our Company since October 2, 2013. Since April 2025, Mr. El-Ahmadi has served as the Chief Operating Officer at Atlas Data Storage, a Silicon Valley based deep technology company developing large data archival solutions based on synthetic DNA. He previously served as the acting VP of Engineering of our Company from December 2024 to December 2025. From November 2021 through January 2025, Mr. El-Ahmadi served as the Chief Commercial Officer and the General Manager of Data Products at Plume, the creator of the world’s first SaaS experience platform for communications service providers (CSPs) and their subscribers. At Plume, Mr. El-Ahmadi also led strategy and corporate development activities, including M&A and strategic partnerships to expand the company’s leadership globally. Mr. El-Ahmadi also served as an independent consultant for Twist Biosciences, a biotechnology company, from August 2019 through March 2025. Mr. El-Ahmadi brings 30+ years of experience developing and scaling multiple industry-first, award-winning technology products and solutions exceeding $1B in revenues. From January 2004 to April 2021, Mr. El-Ahmadi served as Co-Founder, President and Chief Executive Officer of Menara Networks, a developer of innovative products and solutions that simplify layered optical transport networks. Subsequent to Menara Networks acquisition by IPG Photonics (NASDAQ:IPGP), Mr. El-Ahmadi assumed the General Manager and President role of IPG Photonics optical transceiver division from May 2016 to September 2021. Prior to founding Menara, he served as Vice President-Marketing & Product Management at Nortel where he was responsible for the OPTera LH 4000 ULR product (acquired from Qtera) that achieved over $2B in bookings in its first two years. Prior to that, he was the Product Architect & Vice President of Product Management at Qtera Corporation, a successful technology start-up acquired by Nortel in 2000 for $3.25 billion. Mr. El-Ahmadi also held a Senior Manager position at Bell Northern Research and worked as a Transmission Engineer at WilTel (WorldCom) where he evaluated and deployed the world’s first bidirectional EDFA and bi-directional WDM transmission. He holds a BS and MS in Electrical Engineering from the University of Oklahoma, is a member of Eta Kappa Nu and is the inventor of over 30 patents in the area of optical communications, Signal Processing, and ASIC design. Mr. El-Ahmadi served as an independent director on the Board Avanseus, a pioneer Artificial Intelligence company providing solutions to telecommunication networks providers, smart grids and smart manufacturing, until March 2026 when the company was acquired by Accenture. Mr. El-Ahmadi serves on the University of Texas- Dallas Engineering College Industrial Advisory board, the technical advisory board of several technology startups, and has authored a number of publications and is a frequent speaker at telecom, optical networking, and nanotechnology events and conferences.

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Dr. Craig Ciesla. Craig has served as a director of our Company since January 2022, and he currently serves as a member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Since August 2023, he has served as vice president for hardware engineering at 10X Genomics, a leading life sciences company. From 2017 through July 2023, Craig served as Illumina Inc.’s vice president and head of advanced platforms and devices, leading a team driving innovation in sequencing platforms, microfluidics, and nanofabrication. During his career, Craig has held a variety of fiber optics industry leadership roles, including for Intel, JDSU, Bookham (now Lumentum), Ignis Optics. At Kaiam, as vice president of engineering, he was responsible for the development and production of 100G transceivers. As the founding CEO of Tactus Technology, Craig co-invented its polymer morphing screen technology. Craig holds a BSc (Hons.) in Applied Physics and doctorate in Physics from Heriot-Watt University in Scotland.

Ms. Laila Partridge. Laila has served as a director of our Company since August 2023, and she currently serves as the Chair of our Compensation Committee and as a member of our Audit Committee and Nominating and Corporate Governance Committee. Laila has 30+ years of executive experience in technology, corporate innovation and finance across a wide range of technologies, including telecommunications, internet infrastructure, AI, internet of things, and more. Since January 2023, Laila has served as founder and chief executive officer of The HardTech Project, which addresses the funding gap for early-stage hardware start-ups at scale. From April 2019 through December 2022, she directed a global effort as Managing Director of the STANLEY +Techstars Accelerator to identify and invest in innovative technologies for industrial applications with an emphasis on electrification, sustainability and advanced manufacturing. From July 2019 through July 2024, she also served on the board of directors of Cambridge Bancorp (NASDAQ: CATC) and was a member of its Audit Committee and Compensation Committee. She also was a Director of Strategic Investments at Intel Capital during its formative years. Laila began her career in banking. In her last banking role she served as VP of Corporate Banking for Wells Fargo, leading complex corporate finance transactions for senior secured debt agencies in the Midwest. Laila was named one of the ten “2017 Women to Watch in Science and Technology” by Boston Business Journal. She holds a bachelor’s degree with honors from Wellesley College.

Dr. Thomas M. Connelly, Jr. Tom has served as a director of our Company since September 2024, and he serves as a member of our Compensation Committee and a Chair of our Nominating and Corporate Governance Committee. Tom served as CEO of the American Chemical Society, one of the largest scientific societies with 170,000 members worldwide, from February 2015 to January 2023. Previously, he was Chief Innovation Officer of DuPont and a member of its Office of the Chief Executive. Among his business responsibilities were performance materials and applied biosciences. He directed technical organizations and businesses while based in the US, Europe and Asia. Among the DuPont businesses he led were Delrin®, Kevlar®, Teflon®, and Sorona®. Dr. Connelly holds degrees in chemical engineering (highest honors) and economics from Princeton University, and as a Winston Churchill Scholar he received a PhD in chemical engineering from the University of Cambridge. As a member of the National Academy of Engineering, he chaired the National Academies of Sciences, Engineering, and Medicine’s committee for the Division on Earth and Life Studies. In addition, he has held advisory roles to the U.S. government and Republic of Singapore. Tom currently serves as chair of the compensation committee for Novelis, a wholly-owned subsidiary of Hindalco Industries Ltd, of India, and chair of the board of AV Group NB, Inc. Until August 2024, he served as a member of the board of directors of Grasim Industries Limited, where he served as a member of their risk management and audit committees.

The Board of Directors believes that each of the Directors named above has the necessary qualifications to be a member of the Board of Directors. Each Director has exhibited during his/her prior service as a director the ability to operate cohesively with the other members of the Board of Directors. Moreover, the Board of Directors believes that each director brings a strong background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

During the past ten years, none of our directors or nominees for director have been involved in any of the proceedings described in Item 401(f) of Regulation S-K.

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Transactions with Related Persons

On December 11, 2024, our Company entered into an independent contractor consulting agreement with Siraj Nour El-Ahmadi, who is a member of our Board of Directors, to provide engineering services, other technical services and related services to our Company as an Acting Vice President of Engineering, which is a non-executive and non-employee position. The term of the consulting agreement is for a period of 6 months, which shall automatically be renewed and extended for consecutive one (1) month periods upon the terms and conditions set forth therein, unless different terms are agreed to between the parties in writing or the agreement is terminated. The consulting agreement is terminable at any time by either party after three (3) months following its effective date upon thirty (30) days prior written notice to the other party. The consulting agreement provides Mr. El-Ahmadi with the following compensation: (i) twenty thousand dollars ($20,000) per month beginning on the first of the month following the effective date of the consulting agreement until the termination of the consulting Agreement, (ii) a restricted stock award of twenty-five thousand (25,000) shares of the Company’s common stock, which will vest after three months from date of grant, (iii) an option to purchase up to seventy-five thousand (75,000) shares of the Company’s common stock, which will vest after three months from date of grant, and (iv) a cash bonus of fifty thousand dollars ($50,000) to be awarded at the Company’s discretion. The consulting agreement was terminated on December 31, 2025.

The aggregate fair value of the above-described (i) restricted stock award is $66,250, and option award is $163,607, as computed in accordance with FASB ASC 718. The amounts shown for the stock award and option award do not reflect dollar amounts actually received by Mr. El-Ahmadi. The Company incurred $241,696 in consulting fees and travel expenses to Mr. El-Ahmadi under his consulting agreement, with $0 accrued as of December 31, 2025.

Policies and Procedures for Related-Party Transactions

Our Audit Committee considers and approves or disapproves any related person transaction as required by NASDAQ regulations pursuant to the provisions of the Charter of the Audit Committee of the Board of Directors.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. To the best of our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to our Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to our Company with respect to its most recent fiscal year, and any written representation referred to in paragraph (b)(1) of Item 405 of Regulation S-K, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements, except for the following filings:

•	James Marcelli filed a late Form 4 on February 19, 2025 for a transaction dated February 6, 2025.
•	Thomas Zelibor filed a late Form 4 on June 16, 2025 for a transaction dated June 10, 2025.
•	Yves LeMaitre filed a late Form 4 on September 22, 2025 for a transaction dated September 12, 2025.

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CORPORATE GOVERNANCE

Code of Ethics

Our Company has adopted a Code of Ethics and Business Conduct which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable Nasdaq rules. Our Code of Ethics and Business Conduct applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics and Business Conduct is available for review under the “Corporate Governance” tab of the “Investors” page of the Company’s website at lightwavelogic.com. Requests for a copy of the Code of Ethics and Business Conduct should be directed to Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949. The Company intends to disclose any changes in or waivers from its Code of Ethics and Business Conduct by posting such information on its website or by filing a Form 8-K.

Director Independence Standards

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his/her or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Director Independence

In April 2026, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each of our directors. Based upon information requested from and provided by each director concerning his/her background, employment and affiliations, including family relationships, our Board of Directors has determined that as of April 2026, each of Ronald A. Bucchi, Craig Ciesla, Laila Partridge, and Thomas Connelly, Jr. are “independent directors” as defined under applicable Nasdaq Stock Market Rules and Exchange Act Rules. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his/her independence, including the beneficial ownership of our capital stock by each non-employee director. The members of our Board of Directors who are not or were not “independent directors” are current directors Yves LeMaitre, (as a result of his executive officer status with our Company) and Siraj Nour El-Ahmadi, who served as the Company’s acting VP of Engineering of our Company from December 2024 to December 2025.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Board Committees

Our Board of Directors has established the committees described below and may establish others from time to time. The charters for each of our committees are described below and are available under the “Corporate Governance” tab of the “Investors” page of the Company’s website lightwavelogic.com. All of our committees are compliant with the Nasdaq Stock Market Rules.

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Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of Ronald A. Bucchi, Craig Ciesla and Laila Partridge. Mr. Bucchi is the chair of the committee. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Nasdaq Stock Market Rules for Audit Committee purposes. Our Board of Directors has designated Ronald A. Bucchi as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The principal functions of the Audit Committee are to: (a) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (b) oversee the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks; (c) oversee the Company’s relationship with its independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by, the independent auditors; (d) review the systems of internal controls that management and the Board of Directors have established; (e) oversee the Company’s compliance with legal and regulatory requirements; and (f) facilitate communication among the Company’s independent auditors and the Company’s financial and senior management. The Audit committee may also exercise such other powers and authority as are set forth in the Charter of the Audit Committee of the Board of Directors, including reviewing related party transactions, and exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors. The Audit Committee also has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Audit Committee held 4 meetings.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities are generally as follows:

1.	Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

2.	Oversee the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks;

3.	Oversee the Company’s relationship with its independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by, the independent auditors;

4.	Review the systems of internal controls that management and the Board have established;

5.	Oversee the Company’s compliance with legal and regulatory requirements; and

6.	Facilitate communication among the Company’s independent auditors and the Company’s financial and senior management.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s independent auditors, including meetings with the independent auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor's independence.

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Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

This Audit Committee Report has been furnished by the Audit Committee of the Board of Directors.

Ronald A. Bucchi, Chair

Craig Ciesla

Laila Partridge

Compensation Committee

Our Compensation Committee is comprised of Laila Partridge, Craig Ciesla and Thomas Connelly, Jr., with Ms. Partridge being the chair of the Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is/was an independent director for compensation committee purposes as that term is defined in the applicable rules of Nasdaq and the Exchange Act, is/was a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is/was an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee’s purpose and powers are to (a) set compensation for executive officers and directors, (b) monitor incentive and equity-based compensation plans; (c) review and oversee the succession planning process for the CEO and other executive officers; (d) review, key organizational culture and human capital management strategies; (e) review and discuss with management the Company’s compensation discussion and analysis and file reports thereon and other reports as necessary; (f) exercise such other powers and authority as are set forth in a charter of the Compensation Committee of the Board of Directors; and (g) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

Our Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the committee may deem appropriate in its sole discretion. If the Committee elects to delegate any authority to a subcommittee, the subcommittee shall be comprised of at least two members who qualify as "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act, and as "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee is not precluded from accepting solely recommendations from executive officers regarding the amount or form of executive and director compensation. During 2025, Mr. LeMaitre provided such recommendations for Mr. Marcelli’s and Mr. Zelibor’s compensation.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties, and to retain counsel and advisors to fulfill its responsibilities and duties. The Compensation Committee can also engage the services of an independent compensation consultant and, during 2025, both Meridian Compensation Partners, LLC and Aon plc provided advisory services to the Compensation Committee. For more information on the services provided and other matters related to the independent compensation consultant, see “Executive Compensation—Compensation Discussion and Analysis—Compensation-Setting Process—Role of Compensation Consultant.” During our last fiscal year, our Compensation Committee held 22 meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Thomas Connelly, Jr., Ronald A. Bucchi, Craig Ciesla and Laila Partridge, with Mr. Connelly being the chair of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the committee members is an independent director for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable rules of Nasdaq and the Exchange Act. The Nominating and Corporate Governance Committee’s purpose and powers are to: (a) identify potential qualified nominees for director and recommend to the Board of Directors for nomination candidates for the Board of Directors; (b) evaluate the Board of Directors and its committees; (c) develop the Company's corporate governance guidelines and additional corporate governance policies; (d) oversee and participate in investor engagement and communications; (e) oversight and participation in the Company’s cybersecurity risk matters; (f) exercise such other powers and authority as are set forth in a charter of the Nominating and Corporate Governance Committee of the Board of Directors; and (g) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

The Nominating and Corporate Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Nominating and Corporate Governance Committee held 2 meetings.

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When new candidates for our Board of Directors are sought, all of our directors evaluate each candidate for nomination as director within the context of the needs and the composition of the Board of Directors as a whole. The Board of Directors conducts any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our Board of Directors generally seeks to identify individuals with diverse, yet complementary backgrounds. Our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the Board of Directors and the Company. The Board of Directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze business and/or scientific issues facing our Company. In addition to business expertise, the Board of Directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. To date, all new candidates have been identified and recommended by members of our Board of Directors, including management and non-management directors, our principal executive officer, and other executive officers, and we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

Our directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock.

When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders should follow the following notice procedures and comply with applicable provisions of our amended and restated bylaws. To consider a candidate recommended by a stockholder for nomination at the 2027 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by our Secretary within the time periods discussed elsewhere in this Proxy Statement under the heading “Stockholder Proposals for 2027 Annual Meeting.” The recommendation must include the information specified in our amended and restated bylaws for stockholder nominees to be considered at an annual meeting. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Operations Committee

Our Board of Directors established an Operations Committee in order to utilize the talent of its members of the Board of Directors on a temporary basis for various short-term Company projects. The Operations Committee was disbanded by the Board of Directors in February 2025. No meetings were held in 2025.

Meetings of the Board of Directors and Committees; Meeting Attendance

During 2025, there were 6 meetings of the Board of Directors. During 2025, all of the directors attended over 75% of the Board and committee meetings for which the directors served. The Board of Directors also acted at times by unanimous written consent, as authorized by our amended and restated bylaws and the Nevada Revised Statutes.

We have no policy regarding the attendance of the members of our Board of Directors at our annual meetings of security holders. All of the members of our Board of Directors attended our 2025 annual meeting.

Board Leadership Structure

Our bylaws provide the Board of Directors with flexibility to combine or separate the positions of Chair of the Board of Directors and Principal Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our Company. Our current structure is that of separate Principal Executive Officer and Chair of the Board of Directors. Mr. Yves LeMaitre serves as our Principal Executive Officer and is responsible for the overall general management of the Company and supervision of Company policies, setting the Company’s strategies, formulating and overseeing the Company’s business plan, raising capital, expanding the Company’s management team and the general promotion of the Company. Mr. Ronald A. Bucchi serves as our Chair of the Board of Directors, which is a non-executive position, and is responsible for performing a variety of functions related to our corporate leadership and governance, including steering the direction of the Company, coordinating board activities, setting relevant items on the agenda, leading the Board’s review of our Chief Executive Officer and ensuring adequate communication between the Board of Directors and management, which he does in conjunction with the independent directors. Mr. Bucchi is an independent director. Our Board of Directors has determined that this leadership structure is appropriate for the size of our Company.

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Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. Additionally, the Audit Committee is responsible for oversight of the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks. The Compensation Committee oversees certain risks related to compensation programs and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these Committees periodically report to the Board regarding briefings provided by management and advisors as well as the Committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. The interaction with management occurs not only at formal board and committee meetings, but also through periodic and other written and oral communications.

Stockholder Communications with the Board

Stockholders who desire to communicate with the Board of Directors, or a specific director, may do so by sending the communication addressed to either the Board of Directors or any director, c/o Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. These communications will be delivered to the Board, or any individual director, as specified.

Hedging Disclosure/Insider Trading

Under our Insider Trading Policy, our Covered Employees (all executive officers, directors, employees, and agents of the Company, and its subsidiaries, and the Immediate Family Members (as defined in the policy) of executive officers, directors and employees of the Company are prohibited from engaging in the following transactions at any time: (i) engaging in short sales of our securities; (ii) trading in put options, call options or other derivative securities on our securities, unless advance approval for the transaction is obtained from the compliance officer of the policy; (iii) holding our securities in a margin account or otherwise pledging our securities as collateral for loan, unless advance approval for the transaction is obtained from the compliance officer of the policy; and (iv) engaging in hedging or monetization transactions or similar arrangements with respect to our securities. Additionally, our Section 16 Insiders (the Company’s directors, executive officers and holders of more than 10% of the outstanding shares of any class of the Company’s securities registered under Section 12 of the Exchange Act) are prohibited from engaging in short term trading of our securities.

Our Company’s insider trading policy was adopted to govern the purchase, sale and/or other dispositions of our Company’s securities by our directors, officers, and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company.  A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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Diversity Policy

In the process of searching for qualified persons to serve on the Board, the Nominating and Governance Committee strives for the inclusion of diverse groups, knowledge, and viewpoints. The Board recognizes, however, that the representation of specific qualities or groups may vary over time. When new candidates for our Board of Directors are sought, all of our directors evaluate each candidate for nomination as director within the context of the needs and the composition of the Board of Directors as a whole. When evaluating director nominees, our Board of Directors generally seeks to identify individuals with diverse, yet complementary backgrounds. Our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the Board of Directors and the Company. The Board of Directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze business and/or scientific issues facing our Company. In addition to business expertise, the Board of Directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders.

EXECUTIVE OFFICERS

Identity of Executive Officers

Name	Age	Position
Yves LeMaitre	61	Director, Chief Executive Officer
Snizhana “Ana” Quan	48	Principal Financial and Principal Accounting Officer

Business Experience of Executive Officers

The business experience of Mr. LeMaitre is described above under the caption “Business Experience of Directors.”

Snizhana “Ana” Quan. Ana has served as the Company’s Principal Financial Officer and Principal Accounting Officer since January 2026. Ms. Quan previously served as the Corporate Controller of the Company since October 2023. Prior to joining the Company, Ms. Quan served as the Global Corporate Controller of Stolle Machinery Company, LLC (“Stolle”) from May 2019 through October 2023 and as the Assistant Controller of Stolle from May 2018 through April 2019. From February 2017 through May 2018, Ms. Quan served as the Director of Corporate Accounting and SEC Reporting of Frontier Airlines (Nasdaq: ULCC). From June 2015 through February 2017, Ms. Quan also served as Director of Accounting and Financial Reporting for NTT America, the largest subsidiary of Tokyo-based NTT Communications, having previously served as its Senior Manager of Financial Reporting and Technical Accounting from February 2014 through May 2015. Ms. Quan also held financial and accounting roles of increasing responsibility at Western Union (NYSE: WU) from August 2012 through February 2014 and The Comex Group from June 2009 through August 2012. Ms. Quan began her career at KPMG LLP, where she worked in audit and risk advisory services from August 2005 through April 2009. Ms. Quan holds a Bachelor of Science in Business Administration – Accounting/Finance from the University of Colorado and is a certified public accountant in Colorado.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the framework used by the Compensation Committee to determine compensation, as well as the policies and decisions that shape our executive compensation program, including the specific objectives and elements, for our Named Executive Officers (“NEOs”) for fiscal 2025. Our 2025 NEOs were:

•	Yves LeMaitre, Chief Executive Officer (“CEO”) and President
•	James Marcelli, Former Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”)
•	Tom Zelibor, Former President

The Compensation Committee oversees, reviews and approves all compensation decisions relating to our named executive officers. In the discussion that follows, “executive officers,” “executives,” or “NEOs” refers to our 2025 named executive officers, listed above, unless the context otherwise requires, all references to the “Compensation Committee” means our standing Compensation Committee.

Executive Transitions

2025 represented a year of transition for the Company, with leadership changes occurring in late 2024 and 2025 as follows:

•	Yves LeMaitre assumed the role of Chief Executive Officer in December 2024, succeeding Dr. Michael Lebby. Upon assuming leadership, we entered into an initial employment agreement with Mr. LeMaitre that provided for a one-year term through December 11, 2025. In September 2025, we entered into a new employment agreement with Mr. LeMaitre, extending the term through September 12, 2028.
•	James Marcelli, our former CFO and COO, retired as of fiscal year end on December 31, 2025, after approximately 17 years with the Company.
•	Tom Zelibor retired from the role of President effective December 31, 2025. Upon his departure, Mr. LeMaitre also assumed the role of President effective January 1, 2026.

These leadership changes were made amid a period of stock price volatility and a change in business strategy to focus on the development and commercialization of proprietary electro-optic polymer materials and related intellectual property through material supply and licensing arrangements. The changes made, and related compensation decisions discussed throughout this Compensation Discussion & Analysis, were to position the Company to execute on its growth plans, including the development and commercialization of its proprietary electro-optic polymer materials and related intellectual property and exploration of new market opportunities and strategic partnerships.

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2025 Pay and Performance Highlights

Our 2025 performance demonstrates our strategic progress during 2025 under Mr. LeMaitre’s new leadership. Our Perkinamine® electro-optic polymer materials are designed to enable ultra-high-speed data transmission with low power consumption and compact form factors. These materials are designed to power next-generation photonic devices for telecommunications, data centers and emerging AI infrastructure. Three customer programs have advanced to Stage 3 as of January 2026, and successfully expanded silicon photonics foundry enablement, with agreements in place with four major foundries. We believe these accomplishments position us well to focus on further customer engagement and NRE activity in 2026 and meet our 2027 production revenue target.

Executive Compensation Objectives and Philosophy

Our compensation program is performance-based and designed to attract, retain and motivate talented executives who are critical to the advancement of our commercialization roadmap and the continued growth and success of our Company, and to align the interests of these executives with those of our stockholders. To this end, our executive compensation program is designed to achieve the following objectives:

•	Align the interests of management and stockholders by providing management with longer-term incentives through equity ownership that will motivate long-term value creation;
•	Be “market-based” and reflect the competitive environment for personnel;
•	Focus executive behavior on achievement of measurable technical and commercial milestones, long-term corporate objectives and strategy;
•	Be affordable, within the context of our operating expense model;
•	Be fairly and equitably administered; and
•	Reflect our values.

To achieve these objectives, the Compensation Committee reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and our changing business needs.

The Compensation Committee focuses on simplicity and flexibility wherever possible. Certain compensation components, such as base salaries, bonuses, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as long-term equity opportunities, are provided to emphasize variable pay opportunities that strongly align named executive officers’ interests with those of stockholders.

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Elements of Executive Officer Compensation

During 2025, the primary elements of our executive officer compensation program were:

•	Annual base salary;
•	Cash bonus compensation; and
•	Long-term equity compensation in the form of stock option grants and restricted stock units, with the objective of aligning the executive officers’ long-term interests with those of the stockholders.

As noted, during 2025, the Compensation Committee did not have a policy in place for determining allocation between cash bonus compensation, long-term and short-term compensation, cash and non-cash compensation or non-cash forms. Instead, the Compensation Committee determined what it believed to be the appropriate level and mix of the various compensation components (with input from the Nominating and Corporate Governance Committee), based upon the Company’s performance against stated objectives and individual performance, with a certain percentage weight assigned to each of these elements.

In establishing overall executive compensation levels and making specific compensation decisions for the executive officers in 2025, the Compensation Committee considered a number of criteria, including the executive officer’s position, their applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, and attainment of individual and overall company performance and retention objectives. In addition, the Compensation Committee considered the results of the advisory vote by stockholders on the "say-on-pay" proposal presented to stockholders in 2024, as well as the changes to the Company’s leadership and strategic direction which were underway at the time. These considerations influenced the Compensation Committee’s decision to maintain cash compensation opportunities in line with our historic approach, and to transition to full value equity awards for 2025. The Compensation Committee will continue to consider our long-term incentive design following our successful navigation of this period of evolution as we progress and execute on our commercialization strategy.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries, the Compensation Committee considers a variety of other factors such as the executive’s scope of responsibility, individual performance and prior employment experience, in addition to affordability within the context of our operating expense model. Base salaries are reviewed at least annually by our Compensation Committee and may be adjusted from time to time based upon market conditions, individual responsibilities and Company and individual performance. In December 2024, in connection with their appointments, the Compensation Committee set the base salaries for Mr. LeMaitre and Mr. Zelibor. In connection with the entry into Mr. LeMaitre’s new employment agreement in September, 2025, the Compensation Committee determined the new base salary for Mr. LeMaitre as follows:

Named Executive Officer	Fiscal 2024 year end Salary	Fiscal 2025 year end Salary	% Change
Yves LeMaitre	$420,000	$500,000	19%
James Marcelli	$385,875	$385,875	0%
Tom Zelibor	$360,000	$360,000	0%

Mr. LeMaitre’s 2025 base salary increased effective on September 12, 2025 in connection with the entry into his new employment agreement. In entering into his new agreement, the Compensation Committee and Board considered his measurable and significant impact on the Company’s commercial progress and electro-optic polymer material readiness since assuming leadership in December 2024, and its confidence that he is the right leader at this critical time for the Company. The amount reported in the Summary Compensation Table reflects proration for the different salary levels in effect during 2025.

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Annual Cash Bonus

The Compensation Committee established the following cash bonus awards for our CEO and President, that were determined on an arms’ length basis in connection with entry into their respective employment agreements in December 2024 and evaluated based on the achievement of recent and anticipated 2025 performance:

Named Executive Officer	Fiscal 2025 Year End Salary(1)	2025 Annual Cash Bonus Award (as a percentage of base salary at time of bonus) (%)	2025 Annual Cash Bonus Award
Yves LeMaitre	$500,000	36%	$150,000
Tom Zelibor	$360,000	21%	$75,000

(1)	Reflects Mr. LeMaitre’s base salary following the entry into his new employment agreement in September 2025. At the time of the bonus, his base salary was $420,000. He is eligible for an annual cash bonus of up to $300,000 pursuant to the new employment agreement.

The Compensation Committee considered performance related to electro-optic polymer development, customer collaboration, investor engagement and executive team expansion for Mr. LeMaitre and performance related to corporate organization design and culture and executive team expansion for Mr. Zelibor.

The Compensation Committee determined to award all incentive-based compensation to Mr. Marcelli as PSUs in 2025 in light of the Company’s operating expense considerations. Accordingly, he did not receive any cash bonus for the year.

Long-Term Equity Compensation

Long-term equity compensation aligns the interests of our executive officers with those of our stockholders while encouraging successful execution of our strategic and operational plans designed to lead to appreciation in the value of our common stock. Historically, our NEOs’ long-term equity incentive program relied exclusively on stock options, and for 2024, a mix of restricted stock awards and stock options. During 2025, we transitioned NEOs to performance-based restricted stock units (“PSUs”) and restricted stock units (“RSUs”). The Compensation Committee determined that a transition to full value awards was appropriate to better manage the dilution caused by our equity incentive program and to align with peer market norms to improve the market competitiveness of our program. In April 2025, for each named executive officer, the Compensation Committee established a target PSU award opportunity, achievement of which would be determined based on the NEO’s fiscal 2025 achievements against a combination of corporate and individual performance metrics. Given the Company’s share price volatility, the Compensation Committee determinations reflected a target number of shares, rather than a target dollar value, to appropriately manage our burn rate and dilution levels.

The Compensation Committee established these awards in April 2025, shortly after Mr. LeMaitre assumed the role of CEO. In connection with discussions in September 2025 on the entry into a new employment agreement for Mr. LeMaitre, the Compensation Committee considered the Company’s strategic evolution underway and the criticality of Mr. LeMaitre’s performance over the next two years to our growth imperative by successfully expediting the commercialization of our advanced polymer-based solutions and securing new opportunities and strategic partnerships. These considerations led to the determination that the April 2025 PSU’s metrics and one-year performance period were not well aligned to broadly incentivize Mr. LeMaitre’s performance during this critical period of strategic transformation for the Company. After careful consideration, the Compensation Committee determined that time-based vesting RSUs would better drive holistic performance during this period of critical commercialization, while continuing to align Mr. LeMaitre’s pay outcomes with stockholder experience. Accordingly, in September 2025, in connection with the entry into his new employment agreement, the Compensation Committee determined to convert Mr. LeMaitre’s PSU award to time-based vesting RSUs and granted an additional number of RSUs, which will be Mr. LeMaitre’s sole equity incentive opportunity for both 2025 and 2026. These RSUs collectively vest in four installments on the 6th, 12th, 18th and 24th month anniversaries of the grant date, from March 2026 through September 2027. The Compensation Committee set this vesting schedule to align with our imperative for rapid commercialization, with incremental vesting to provide value realization opportunities aligned with the value Mr. LeMaitre creates for stockholders and incentivize his ongoing performance for the duration of the vesting period. The Compensation Committee also considered that this conversion approach efficiently managed the dilutive impact of our equity incentive compensation. Further, while the Compensation Committee believes that RSUs will continue to strongly incentivize holistic performance, it recognized the shift in Mr. LeMaitre’s equity value, risk and retention profile as a result of this decision, and accordingly determined that Mr. LeMaitre would not receive any additional equity incentive awards through the end of 2026. Accordingly, he will next be eligible to receive equity incentive awards in fiscal 2027.

For Mr. Marcelli and Mr. Zelibor, the Compensation Committee determined that PSUs originally granted continued to appropriately incentivize them given the succession and retirement conversations that were underway and their likely departures at fiscal 2025 year end.

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2025 Annual Equity Awards

The number of shares granted to each NEO, as set forth in the table below, was determined taking into consideration various factors, including the dilutive impact of the awards, each executive’s role and responsibility, critically to execution of our strategic and operational objectives, market conditions and retention profile.

Named Executive Officer	RSUs(1)	PSUs
Yves LeMaitre	2,442,997	0
James Marcelli	0	323,276
Tom Zelibor	0	247,845

(1)	Mr. LeMaitre’s was initially granted 1,616,380 PSUs in April 2025, at the same time as Messrs. Marcelli and Zelibor; as explained above, these awards were subsequently converted into RSUs, and he was awarded an additional 826,617 RSUs in September 2025 vesting in 3 equal installments every 6 months starting with September 30, 2026.

Messrs. Zelibor’s and Marcelli’s PSUs where subject to vesting based on the achievement of corporate and individual performance metrics, which were weighted 60% based on corporate metrics (including investor engagement, electro-optic polymer development, customer collaboration, and implementation and maintenance of operational excellence) and 40% based on individual metrics, for the one-year performance period ending December 31, 2025. Following conclusion of the December 31, 2025 performance period, the Compensation Committee determined that across the corporate and individual performance metrics, Mr. Zelibor and Mr. Marcelli’s PSUs were earned at 95% of target.

Equity Grant Timing

The Board and Compensation Committee strive to grant annual equity awards to executives at the beginning of the fiscal year, based on prior year's performance, and to outside directors each year during the week following the Company’s Annual Stockholder Meeting upon the election of the directors for the coming year.  The Board and Compensation Committee may also consider and approve interim or mid-year grants, from time to time based on business needs. The Board and Compensation Committee does not take  material nonpublic information into account when determining the timing and terms of equity awards, and the Compensation Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No off-cycle stock option awards were granted to named executive officers in 2025. During 2025, the Company did not grant equity awards to its named executive officers during the four business days prior to or the one business day following the filing of its periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Compensation-Setting Process

Role of the Compensation Committee

Our executive compensation program is designed and administered under the direction and control of the Compensation Committee, which is made up solely of independent directors. The Compensation Committee performs a review of compensation for our executive officers annually. As part of this review, the Compensation Committee takes into consideration its understanding of external market data, including companies competing in our industry.

Role of CEO

The Compensation Committee works with members of our management team, including our CEO, to formulate the specific plan and award designs, including performance measures and performance target levels, necessary to align our executive compensation program with our business objectives and strategies.

Our CEO reviews with the Compensation Committee his performance evaluations of each of our other NEOs, together with his recommendations regarding base salary adjustments, annual incentive awards and long-term incentives to enable the Compensation Committee to consider our financial and operational results as well as individual performance in its compensation decisions. The Compensation Committee makes all final decisions regarding the compensation of all our NEOs.

While certain members of management attended the meetings of the Compensation Committee in 2025 by invitation, they did not attend executive sessions of the meetings unless requested by the Compensation Committee, and they did not attend portions of Compensation Committee meetings during which their individual compensation was discussed or approved.

Role of Compensation Consultant

Our Compensation Committee engages the services of an independent compensation consulting firm to help it design our executive and board compensation programs. During 2025, both Meridian Compensation Partners, LLC and Aon plc provided advisory services to the Compensation Committee. Meridian provided guidance on our 2025 peer group composition and long-term incentive design, board compensation program and provided comparative data on executive compensation practices within our peer group and industry. In mid-2025, the Compensation Committee transitioned from Meridian to Aon, who advised the Compensation Committee in connection with the entry into Mr. LeMaitre’s new employment agreement.

Although the Compensation Committee and Board consider the advice and recommendations of an independent compensation consultant, ultimately, they make their own decisions about executive compensation matters. In the future, we expect that our Compensation Committee will continue to engage an independent compensation consultant to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

Our Compensation Committee reviews information regarding the independence and potential conflicts of interest of any compensation consultant it may engage, taking into account, among other things, the factors set forth in Nasdaq rules. With respect to services provided in 2025, our Compensation Committee concluded that the engagement of Meridian and Aon did not raise any conflict of interest.

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Compensation Peer Group

The Compensation Committee reviews compensation relative to a set of companies that compete with us for talent. The peer group is a reference point and is used as one of several inputs in compensation decision-making, helping to inform the structure and level of pay opportunities. The Compensation Committee does not target a specific percentile of the peer group and retains discretion to consider Company performance, individual contributions, internal equity, and other relevant factors when making compensation decisions.

We construct our peer group to include companies that are similar to us in terms of industry and business model, with market capitalizations ranging from approximately 0.25x to 4x our market capitalization at the time of selection and limited revenues of not more than approximately $225 million, consistent with our pre-commercial stage of development.

The peer group used for assessing 2025 compensation decisions consisted of the companies indicated below. Bolded companies reflect those that were added in 2025, on the basis that their industry and business models were well aligned with the Company’s strategic evolution to focus on polymer development and sales, whereas previously it also developed devices.

AEye, Inc.	ASP Isotopes Inc.	Gingko Bioworks Holdings, Inc.	LightPath Technologies, Inc.	Origin Materials, Inc.
Aeva Technologies, Inc.	Atomera Incorporated	Interlink Electronics, Inc.	Neonode Inc.	POET Technologies Inc.
American Battery Technology Company	Dyadic International, Inc.	Kopin Corporation	NVE Corporation	Quantum-Si incorporated
Amprius Technologies, Inc.	Frequency Electronics, Inc.	LanzaTech Global, Inc.	Optical Cable Corporation	SES AI Corporation
Solid Power, Inc.

Employment Agreements

Mr. LeMaitre. On September 12, 2025, we entered into a new employment agreement with Mr. LeMaitre for a three-year term, subject to renewal for successive 12-month terms upon the written agreement of the parties within a specified period prior to the expiration of the existing term (the “2025 LeMaitre Employment Agreement”). The 2025 LeMaitre Employment Agreement provides that Mr. LeMaitre’s annual base salary will be $500,000 per year and sets his annual cash bonus opportunity at 60% of his annual base salary, with such bonus to be earned based on the achievement of the Company’s objectives, as established by mutual agreement of the Company and Mr. LeMaitre and subject to the approval of the Board. In addition, as provides in the 2025 LeMaitre Employment Agreement, Mr. LeMaitre was granted an award of 826,617 RSUs which vests in three equal installments every six months starting on September 30, 2026 (the “Additional RSU Award”) and his performance-based equity award for 1,616,380 performance-based RSUs (the “Existing RSU Award”) was amended to remove the performance-based vesting requirement and to modify the vesting requirements for the award’s RSUs.

Both the Additional RSU Award and the Existing RSU Award are subject to the terms and conditions of the respective equity award pursuant to which they were granted and vest in four equal installments on the sixth month, 12th month, 18th month, and 24th month anniversary of their respective grant dates, subject to Mr. LeMaitre’s continued employment as of each applicable vesting date. Further, subject to his continued employment, Mr. LeMaitre is not eligible for an additional annual equity award until 2027, as determined in the discretion of the Board. The Additional RSU Award was granted under the Lightwave Logic, Inc. 2025 Equity Incentive Plan, while the Existing RSU Award was granted under the Lightwave Logic, Inc. 2016 Equity Incentive Plan.

Further, the 2025 LeMaitre Employment Agreement provides for certain payments and benefits in the event of specified terminations of employment, including a termination of employment in connection with a change in control of the Company and contains provisions regarding the Company’s proprietary rights, restrictions on the use of the Company’s confidential information, and separate restrictive covenants prohibiting the solicitation of the Company’s employees and customers.

Mr. Zelibor. Under his employment agreement dated December 10, 2024, in connection with his departure effective December 31, 2025 we had no ongoing compensation obligations with Mr. Zelibor.

Mr. Marcelli. Under his employment agreement dated August 10, 2015, as amended on both March 16, 2023 and June 18, 2024, in connection with the termination of his employment upon the expiration of his employment agreement on December 31, 2025, Mr. Marcelli is to receive his then-effective base salary of $32,156 per month for a period of nine months through September 30, 2026.

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Stock Ownership and Retention Guidelines

We currently maintain no stock ownership and retention guidelines   for executive officers and directors of the Company.

Mandatory Recovery (Clawback) Policy

We maintain a mandatory recovery policy adopted in compliance with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovering of erroneously awarded compensation in the event of an accounting restatement (the “Clawback Policy”). The Clawback Policy provides for the recovery of erroneously-awarded incentive received by a current or former Section 16 officer in the event we are required to prepare an accounting restatement due to material errors or non-compliance with financial reporting requirements under applicable securities laws. A copy of the policy was filed as Exhibit 97.1 to our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

2025 Clawback Analysis

As previously disclosed in our Amendment No. 1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Q2 2025 Form 10-Q”), we identified an error related to the accounting for non-cash stock option exercises in previously issued financial statements. The identified error impacted our previously filed annual financial statements for the fiscal years ended December 31, 2021, and quarterly financial statements for the fiscal quarter ended June 30, 2025. Accordingly, the Company presented revisions to the previously issued financial statements in the Q2 2025 Form 10-Q (the “Revisions”).

In connection with the Revisions, the Committee conducted a recovery analysis under our Clawback Policy of incentive-based compensation received by our current and former executive officers for 2025 (the “Subject Period”) to ascertain whether any recovery of excess incentive-based compensation was required. Based on this analysis, the Compensation Committee determined that no recovery was required. For 2025, the executive officers were eligible to receive incentive-based compensation under PSUs with performance periods ending in that fiscal year. Recovery was not required for the PSUs because the Revisions did not change the amounts of incentive-based compensation that would have been paid to the executive officers. For the 2025 PSUs, the executive officers were paid incentive-based compensation based on certain corporate and individual performance metrics, none of which were tied to the financial results of the Company nor the Company’s stock price.

Benefits and Other Compensation

Generally, benefits available to executive officers are available to all employees on similar terms and include health and welfare benefits, disability benefits and a 401(k) plan, including matching contributions.

We provide the benefits above to attract and retain our executive officers by offering compensation that is competitive with other companies similar in size and stage of development. These benefits represent a relatively small portion of their total compensation.

Tax and Accounting Considerations

In considering compensation of our NEOs, one of the factors the Board takes into account is the anticipated tax treatment of various components of compensation. Our Board’s strategy is to be cost and tax efficient, and the Board intends to preserve corporate tax deductions where possible, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our stockholders, even if such arrangements do not always qualify for full tax deductibility. Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for certain compensation in excess of $1 million. The Compensation Committee will award non-deductible compensation where it believes doing so is in our and our stockholders’ best interests, regardless of its deductibility.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for stock-based payments, including stock options, RSUs, PSUs, shares of common stock and other forms of equity compensation.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. Neither of Ms. Partridge, Mr. Ciesla, nor Mr. Connelly each of whom served on   the Company’s Compensation Committee during fiscal year 2025, were at any time during fiscal year 2025 or prior to fiscal year 2025 an officer or employee of the Company. Neither of Ms. Partridge, Mr. Ciesla nor Mr. Connelly have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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2025 Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended December 31, 2025 and 2024.

Summary Compensation Table

Name and Principal	Year	Salary	Bonus		Stock Awards	Option Awards	All Other Compensation	Total
Position		($)	($)		($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)		(e)(2)	(f)(2)	(g)(3)	(h)
Yves LeMaitre(4)	2025	443,939	300,000		7,866,451	—	4,307	8,614,697
CEO	2024	35,250	—		173,340	418,106	177	626,873

Thomas E. Zelibor(5)	2025	360,000	75,000		218,406	—	3,375	656,781
President	2024	19,500	—		92,750	174,514	131	286,895

James S. Marcelli (6)	2025	385,875	—		284,878	48,068	3,623	722,444
CFO, COO	2024	385,875	115,762	(7)	—	309,629	3,243	814,509

1.	Where the named executive officer serves as both an executive officer and a director, the named executive officer’s compensation includes the amount for services rendered to the Company in his capacity as both an executive officer and a director. See footnote 4 below.
2.	The aggregate grant date fair value of stock and option awards in columns (e) and (f) are computed in accordance with FASB ASC Topic 718. All assumptions made in the valuation are more fully described in Note 11 - Stock Based Compensation of Notes to Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2026. The amounts shown in columns (e) and (f) do not reflect dollar amounts actually received by our named executive officers. For our CEO, this amount reflects the grant date fair value of the two Restricted Stock Units grant awards during 2025, one tranche of which grant replaced the originally granted PSU award, none of which was vested by the time of the modification of the award to convert it to a RSU award. For Mr. Marcelli and Mr. Zelibor, the value in column (e) reflects the grant date fair value of the PSU awards actually issued in 2025, which was 95% of the target granted amount.
3.	The amount in column (g) reflects a salary gross up for long term disability premium payments for all named executive officers.
4.	Mr. LeMaitre was appointed as the Company’s CEO on December 11, 2024. Prior to his appointment as CEO, during 2024, Mr. LeMaitre served as a non-executive director of the Company. His 2024 compensation also includes $12,500 of compensation for serving as a non-executive director. Mr. LeMaitre’s annual base salary was increased on September 12, 2025 from $420,000 to $500,000 per year, in conjunction with the entry into his new employment agreement.
5.	Mr. Zelibor was appointed as the Company’s President on December 11, 2024 and retired from all executive officer positions with the Company on December 31, 2025.
6.	Mr. Marcelli position as President and Chief Operating Officer of the Company was changed to Chief Financial Officer and Chief Operating Officer on December 11, 2024. Mr. Marcelli retired from all executive officer and director positions with the Company on December 31, 2025. In connection with his retirement, the Company will continue to pay Mr. Marcelli his annual base salary of $385,875 for a period of nine months. See “Employee, Severance, Separation and Change in Control Agreements” below.
7.	Represents cash bonus of $57,881 and non-cash bonus in the form of stock options valued at $57,881 (see footnote 2 above).

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2025 Grants Of Plan-Based Awards Table

The following table shows stock option and stock grants made to executive officers during 2025.

	Option Awards				Stock Awards
Name	Grant Date	Number of Stock Options (#)	Exercise Price ($)	Grant Date Fair Value of Options ($)	Number of Shares or Units of Stock Granted		Number of Shares or Units of Stock Issued	Grant Date Fair Value of Stock Units Granted ($)
Yves LeMaitre	9/12/2025	—	—	—	1,616,380	(1)(3)	—	5,204,744
	9/12/2025	—	—	—	826,617	(2)	—	2,661,707

Thomas E. Zelibor	4/18/2025	—	—	—	247,845	(1)	235,453	229,901

James S. Marcelli	2/6/2025	32,336	1.79	48,068	323,276	(1)	307,113	299,871
	4/18/2025	—	—	—	—		—	—

1.	Issued from the Company’s 2016 Equity Incentive Plan.
2.	Issued from the Company’s 2025 Equity Incentive Plan.

3.	This performance RSU grant was modified on September 12, 2025 by removing performance metrics and modifying the vesting schedule. The incremental fair value of the modified award together with the remaining unrecognized original grant-date fair value is $3,365,938, and was determined pursuant the guidance in ASC 718 – Share-based Compensation. (See Note 11 to the Financial Statements included in the Company’s Annual Report on Form 10-K for additional information regarding the assumptions utilized.)

Employee, Severance, Separation and Change in Control Agreements

Mr. Yves LeMaitre Employee Agreement- Chief Executive Officer

On December 10, 2024, we entered into an employment agreement with Mr. Yves LeMaitre (the “LeMaitre Employment Agreement”). The term of the LeMaitre Employment Agreement commenced on December 11, 2024, for a period of 12 months, following which time the LeMaitre Employment Agreement may be renewed for successive 12-month periods at the end of each term upon the written agreement of the parties that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term. Mr. LeMaitre’s base salary will be $420,000 per year and he will be eligible for a cash bonus of up to $150,000, based on the achievement of the Company’s objectives, as established by the Board or the Compensation Committee thereof. Mr. LeMaitre received a sign-on equity award in the form of 50,000 shares of restricted stock and 150,000 stock options that will both vest on June 10, 2025. The LeMaitre Employment Agreement shall automatically terminate upon (i) his death (ii) the expiration of the Employment Term; or (iii) Mr. LeMaitre voluntarily leaving the employ of the Company with 30 days prior written notice. Further, Mr. LeMaitre’s employment with the Company shall terminate, at the Company’s discretion, upon written notice to Mr. LeMaitre if the Company terminates his employment hereunder for “cause”. For purposes hereof, “cause” shall include (i) Mr. LeMaitre’s willful malfeasance, misfeasance, nonfeasance or gross negligence, (ii) any willful misrepresentation or concealment of a material fact made by Mr. LeMaitre in connection with the LeMaitre Employment Agreement; (iii) the willful breach of any covenant made by Mr. LeMaitre under the LeMaitre Employment Agreement; or (iv) the failure of Mr. LeMaitre to meet the performance standards described in the LeMaitre Employment Agreement. Notwithstanding the above, if Mr. LeMaitre is terminated by the Company without cause during the term of the LeMaitre Employment Agreement, the Company shall be obligated to pay to Mr. LeMaitre the compensation set forth in the LeMaitre Employment Agreement for the remainder of its term.

On April 18, 2025, the Company granted to Mr. LeMaitre 1,616,380 performance-based restricted stock units (“PSUs”) subject to various performance metrics and time-based vesting. The grant date fair value of these PSUs was $1,499,354.

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On September 12, 2025, Lightwave Logic, Inc. (the “Company”) entered into a new employment agreement with Yves LeMaitre (the “Employment Agreement”) with respect to his position as Chief Executive Officer of the Company. The new employment agreement provides that Mr. LeMaitre’s base salary will be $500,000 per year and he will be eligible for an annual cash bonus of up to $300,000, based on the achievement of the Company’s objectives, as established by the Board of Directors of the Company (the “Board”). In addition, Mr. LeMaitre will receive an equity award in the form of 826,617 restricted stock units (the “Additional RSUs”) under the Lightwave Logic, Inc. 2025 Equity Incentive Plan and further the Company will modify the existing award of 1,616,380 PSUs granted to Mr. LeMaitre on April 18, 2025 (the “Existing RSUs”) under the Lightwave Logic, Inc. 2016 Equity Incentive Plan to remove the vesting conditions based on the achievement of performance metrics and modify the vesting schedule of the Existing RSUs. The Additional RSUs and Existing RSUs will vest in four installments every six months over the two years following the grant date. In the aggregate, each of the four installments will be substantially equal; however, to comply with the applicable terms of the Plan and applicable requirements of the Internal Revenue Code of 1986, as amended, the first installment will consist only of Existing RSUs and subsequent installments will therefore consist of a larger proportion of Additional RSUs. Mr. LeMaitre will not be eligible for any additional equity grant in 2026 and, subject to continued employment, next be eligible for an equity award in 2027 at the discretion of the Board. Mr. LeMaitre is eligible to participate in the benefit plans and programs generally available to the Company’s employees. Mr. LeMaitre will also be entitled to reimbursement of all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company. If Mr. LeMaitre’s employment is terminated without cause, subject to his execution of a release agreement in favor of the Company, the Company agreed to provide to Mr. LeMaitre as severance: (i) his base salary for a period of twelve months following the termination date, (ii) if Mr. LeMaitre timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the twelve months following the date of Mr. LeMaitre’s termination and (iii) accelerated vesting for time-based equity awards that would have vested within twelve months of the termination date. If Mr. LeMaitre's employment is terminated without cause or if Mr. LeMaitre terminates his employment for good reason (as defined in the Employment Agreement) during the twelve month period that follows, or the three-month period that precedes, a change in control (as defined in the Employment Agreement), in lieu of the severance described above, subject to his execution of a release agreement in favor of the Company, the Company agreed to provide to Mr. LeMaitre as severance: (i) his base salary for a period of eighteen months following the termination date, (ii) if Mr. LeMaitre timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the eighteen months following the date of Mr. LeMaitre’s termination and (iii) accelerated vesting of all time-based equity awards.

Mr. Thomas E. Zelibor Employee Agreement- President (Retired December 31, 2025)

On December 10, 2024, we entered into an employment agreement with Mr. Thomas E. Zelibor (the “Zelibor Employment Agreement”). The term of the Zelibor Employment Agreement commenced on December 11, 2024, for a period of 12 months, following which time the Zelibor Employment Agreement may have been renewed for successive 12-month periods at the end of each term upon the written agreement of the parties that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term. The Company and Mr. Zelibor agreed to extend the Zelibor Employment Agreement through December 31, 2025. Mr. Zelibor’s base salary was $360,000 per year and he was eligible for an annual cash bonus of up to $75,000, based on the achievement of the Company’s objectives, as established by the Board or the Compensation Committee thereof. Mr. Zelibor received a sign-on equity award in the form of 35,000 shares of restricted stock and an option to purchase up to 80,000 shares of stock that both vested on June 10, 2025. The Zelibor Employment Agreement would automatically terminate upon (i) his death (ii) the expiration of the Employment Term; or (iii) Mr. Zelibor voluntarily leaving the employ of the Company with 30 days prior written notice. Further, Mr. Zelibor’s employment with the Company would terminate, at the Company’s discretion, upon written notice to Mr. Zelibor if the Company terminates his employment hereunder for “cause”. For purposes hereof, “cause” shall include (i) Mr. Zelibor’s willful malfeasance, misfeasance, nonfeasance or gross negligence, (ii) any willful misrepresentation or concealment of a material fact made by Mr. Zelibor in connection with the Zelibor Employment Agreement; (iii) the willful breach of any covenant made by Mr. Zelibor under the Zelibor Employment Agreement; or (iv) the failure of Mr. Zelibor to meet the performance standards described in the Zelibor Employment Agreement. Notwithstanding the above, if Mr. Zelibor was terminated by the Company without cause during the term of the Zelibor Employment Agreement, the Company would have been obligated to pay to Mr. Zelibor the compensation set forth in the Zelibor Employment Agreement for the remainder of its term.

24

Mr. James S. Marcelli Employee Agreement- Chief Financial Officer; Chief Operating Officer (Retired December 31, 2025)

We originally entered into an employment agreement with Mr. Marcelli on August 10, 2015, we has been amended during 2015, 2017, 2019, 2021, 2022 and 2023 (collectively, the “Marcelli Employment Agreement”), which replaced his previous employment agreement, as amended. On June 18, 2024, we entered into an employee agreement amendment with Mr. Marcelli to (i) change Mr. Marcelli’s base salary to $385,875 per year; and (ii) set Mr. Marcelli’s annual bonus target amount at $385,875. Additionally, Mr. Marcelli was granted an option to purchase up to 120,000 shares of Company common stock at an exercise price equal to $5.00 per share. The option vested with respect to: 60,000 shares on June 18, 2024, with the option vesting with respect to the remaining shares in 6 equal monthly installments beginning on July 1, 2024. The option expires on June 17, 2034.

If Mr. Marcelli’s employment were to terminate upon his death and key man life insurance is in place for Mr. Marcelli, our Company would have continued to pay the compensation described in the Marcelli Employment Agreement to his estate through the remainder of the term of the Marcelli Employment Agreement, or 12 months, whichever is longer. If Mr. Marcelli’s employment terminated upon the expiration of the term of the Marcelli Employment Agreement, and the Company elected for any reason not to renew the Marcelli Employment Agreement for an additional 12-month term, then our Company will continue to pay to Mr. Marcelli the compensation described in the Marcelli Employment Agreement for a period of 9 months the after the termination. If Mr. Marcelli’s employment was terminated by the Company without cause during the term of the Marcelli Employment Agreement, the Company would pay to Mr. Marcelli the compensation described in the Marcelli Employment Agreement for the remainder of the term of Marcelli Employment Agreement or 12 months, whichever is longer.

Mr. Marcelli retired from all officer and director positions with the Company on December 31, 2025. In connection with his retirement, due to the non-renewal of the Marcelli Employment Agreement as described above, the Company will continue to pay Mr. Marcelli his annual base salary of $385,875 for a period of 9 months.

Pursuant to employment agreements we have entered into with our executives and the terms of our 2016 and 2025 Equity Incentive Plans, our executives are entitled to certain payments and benefits in the event of a change in control of our Company or the termination of their employment under specified circumstances, including termination following a change in control, which includes, in the event of a change in control of our Company, the executive’s options shall remain exercisable as set forth in their stock option agreements. We believe these benefits help us compete for and retain executive talent and are generally in line with severance packages offered to executives by the companies in our peer group. We also believe that these benefits would serve to minimize the distraction caused by any change in control scenario and reduce the risk that key talent would leave the Company before any such transaction closes, which could reduce the value of the Company if such transaction failed to close.

2025 Outstanding Equity Awards At Fiscal Year-End Table

The table below summarizes all of the outstanding equity awards for our named executive officers as of December 31, 2025, our latest fiscal year end.

	Option Awards						Stock Awards

Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
			(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Yves LeMaitre	—	—	—	—	—	—	—	2,442,997	7,915,310
CEO (from 12/11/2024), Director (1), (4)	37,500	—	—	5.00	7/31/2034	—	—	4,308	13,958
	150,000	—	—	2.65	12/9/2034	—	—	—	—

Thomas E. Zelibor President (2), (4)	50,000	—	—	1.22	1/22/2028	—	—	—	—
	85,000	—	—	0.8	1/13/2030	—	—	—	—
	110,000	—	—	1.27	1/13/2031	—	—	—	—
	50,000	—	—	9.65	1/17/2032	—	—	—	—
	80,000	—	—	2.65	12/9/2034	—	—	—	—

James S. Marcelli	100,000	—	—	1.04	4/7/2029	—	—	—	—
CFO, COO,	250,000	—	—	1.6	4/18/2031	—	—	—	—
Director(3)(4)	80,000	—	—	9.65	1/17/2032	—	—	—	—
	160,000	—	—	5.22	3/15/2033	—	—	—	—
	120,000	—	—	5.00	6/17/2034	—	—	—	—
	32,336	—	—	1.79	2/5/2035	—	—	—	—

25

1.	Mr. LeMaitre received options to purchase up to:
•	37,500 shares of Common stock, of which 7,500 shares vested on August 1, 2024, and the remaining shares vested monthly in four equal installments of 7,500 shares per month.
•	150,000 shares of Common stock vesting on June 10, 2025.

Mr. LeMaitre also received:

•	12,924 shares of restricted stock, of which 1,436 shares vested on September 1, 2024 and the remaining shares vest quarterly in 8 equal installments of 1,436 shares.

•	50,000 shares of restricted stock vesting on June 10, 2025.
•	1,616,380 of restricted stock units previously awarded as performance-based restricted stock units and then modified in connection with his transition to CEO, of which 610,749 units vested on March 12, 2026, and 335,210 units vest on each of September 12, 2026, March 12, 2027, and September 12, 2027.
•	826,617 restricted stock units, of which 275,539 units vest on each of September 12, 2026, March 12, 2027, and September 12, 2027.

2.	Mr. Zelibor received options to purchase up to:
•	50,000 shares of Common stock, of which 20,000 shares vested on January 23, 2018, and the remaining shares vested quarterly in 3 equal installments of 10,000 shares starting on April 1, 2018.
•	110,000 shares of Common stock, of which 27,500 shares vested on January 14, 2020, and the remaining shares vested in three quarterly installments of 27,500 shares starting on April 1, 2020.
•	110,000 shares of Common stock, of which 27,500 shares vested on January 14, 2021, and the remaining shares vested in three quarterly installments of 27,500 shares starting on April 1, 2021.
•	50,000 shares of Common stock, of which 4,174 shares vested on January 31, 2022, and the remaining shares vested in eleven equal monthly installments of 4,166 shares at the end of every monthly period thereafter.
•	80,000 shares of Common stock vesting on June 10, 2025.

Mr. Zelibor also received:

•	35,000 shares of restricted stock vesting on June 10, 2025.
•	247,845 performance-based restricted stock units vesting on December 31, 2025, of which 235,453 were issued based on the achievement of performance metrics.

3.	Mr. Marcelli received options to purchase up to:
•	100,000 shares of Common Stock, of which 12,500 shares vested on May 1, 2019, and the remaining shares vested quarterly in equal installments of 12,500 shares per quarter commencing on August 1, 2019.
•	250,000 shares of Common Stock, of which 31,250 shares vested on May 1, 2021, and the remaining shares vested quarterly in equal installments of 31,250 shares per quarter commencing on August 1, 2021.
•	80,000 shares of Common Stock, of which 6,674 shares vested on January 31, 2022, and the remaining shares vested monthly in equal installments of 6,666 shares per month.
•	160,000 shares of Common Stock, of which 40,003 shares vested on April 1, 2023, and the remaining shares vested monthly in equal installments of 13,333 shares per month.
•	120,000 shares of Common Stock, of which 60,000 shares vested on June 18, 2024, and the remaining shares vested monthly in six equal installments of 10,000 shares per month.
•	32,336 shares of Common Stock at an exercise price of $1.79 that vested immediately on February 6, 2025.
•	Mr. Marcelli also received 323,276 performance-based restricted stock units vesting on December 31, 2025, of which 307,113 were issued based on the achievement of performance metrics.

4.	In the event of a change in control of our Company, each executive officer’s options will become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in their stock option agreement.

26

Pension Benefits, Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation

No pension benefits were paid to any of our executive officers during the last completed fiscal year. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change In Control

Other than the provisions of the executive severance payments and benefits to which our executive officers would be entitled to at December 31, 2025 as set forth in “Employee, Severance, Separation and Change in Control Agreements” above, we have no outstanding obligations to our executive officers in the event of a termination of employment or change in control of the Company. We do not have a formal policy to determine executive severance payments and benefits. Each executive severance arrangement is negotiated on an individual basis. Mr. Marcelli retired from all officer and director positions with the Company on December 31, 2025. In connection with his retirement, the Company will continue to pay Mr. Marcelli his annual base salary of $385,875 for a period of 9 months.

The tables below estimate the current value of amounts payable to our current executive officers in the event that a termination of employment occurred on December 31, 2025. Mr. Marcelli and Mr. Zelibor retired from all executive officer and director positions with the Company on December 31, 2025, and the disclosure in the table below applies only to that event. In the event an executive officer is terminated (i) by the Company for cause, or (ii) by an executive officer (a) prior to expiration of the term, or (b) upon expiration of the term without renewal, no compensation is due to that executive officer. The closing price of our common stock, as reported on the Nasdaq Capital Market, was $3.24 per share on December 31, 2025. The following tables exclude certain payments and benefits, such as health and welfare benefits, disability benefits and our 401(k) plan contributions that are available to all employees generally, and any bonus compensation, which we assume would not be paid in the event of a termination of employment since bonuses are awarded solely at the discretion of the Board. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the executive officer’s qualifying separation from the Company.

27

Mr. Yves LeMaitre

	Termination by Company Without cause	Termination upon expiration of term without renewal by Company	Termination upon death	Upon a change in Control (1)
Value of Equity Accelerated	$—	—	—	$7,929,268
Cash Payments	$500,000	—	—	$750,000
Total Cash Benefits and Payments	$500,000	—	—	$750,000

Mr. Thomas E. Zelibor

	Termination by Company Without cause	Termination upon expiration of term without renewal by Company	Termination upon death	Upon a change in Control (1)
Value of Equity Accelerated	—	—	—	—
Cash Payments	—	—	—	—
Total Cash Benefits and Payments	—	—	—	—

Mr. James S. Marcelli

	Termination by Company Without cause	Termination upon expiration of term without renewal by Company	Termination upon death	Upon a change in Control (1)
Value of Equity Accelerated	—	—	—	—
Cash Payments	—	$289,406	—	—
Total Cash Benefits and Payments	—	$289,406	—	—

1.	The value is based on the closing price of the Company’s common stock on the Nasdaq Capital Market on December 31, 2025 of $3.24 per share.

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Compensation of Directors

Set forth below is a summary of the compensation of our non-employee directors during our December 31, 2025 fiscal year.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation		Total
Name	($)(1)	($)(2)	($)	($)	($)	($)		($)
Ronald A. Bucchi	70,750	100,000	—	—	—	—		170,750
Siraj Nour El-Ahmadi	30,000	100,000	—	—	—	240,000	(3)	370,000
Craig Ciesla	33,375	100,000	—	—	—	—		133,375
Laila Partridge	42,250	100,000	—	—	—	—		142,250
Thomas M. Connelly, Jr.	38,625	100,000	—	—	—	—		138,625

1.	The amount in this column reflects cash compensation received under the 2024 and 2025 Director Compensation Program. With respect to Siraj Nour El-Ahmadi, it also reflects cash compensation he received of $20,000 per month for consulting services, pursuant to a consulting agreement dated December 11, 2024, which was terminated effective December 15, 2025.
2.	On June 30, 2025, each non-employee director received an award of 80,645 restricted stock units with a grant date fair value of $1.24. The awards vest in quarterly installments on July 15, 2025, September 30, 2025, December 31, 2025 and March 31, 2026. The aggregate fair value of awards in this column is computed in accordance with FASB ASC Topic 718. All assumptions made in the valuation are more fully described in Note 1. Summary of Significant Accounting Policies – Stock-based Payments of Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 20, 2026. The amounts shown in this column do not reflect dollar amounts actually received.
3.	This amount reflects compensation earned under an independent contractor consulting agreement the Company had with Mr. El-Ahmadi to provide engineering services, other technical services and related services to the Company as an Acting Vice President of Engineering, a non-executive and non-employee position.

In the event of a change in control of our Company, all of the above director’s options and restricted stock awards become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in their stock option agreement.

Director Compensation

On June 18, 2024, our Board adopted the following 2024 compensation schedule for its non-employee directors. The cash component of the 2024 compensation schedule was in effect during 2025:

•	Chair of the Board/Lead Director: $25,000 annual cash fee paid quarterly at the end of each quarter.
•	Audit Committee: Chair $15,000, other members $3,000, annual cash fee paid quarterly at the end of each quarter.

•	Compensation Committee: Chair $12,500, other members $2,500, annual cash fee paid quarterly at the end of each quarter.

•	Nominating and Corporate Governance Committee: Chair $7,500, other members $1,500, annual cash fee paid quarterly at the end of each quarter.
•	Each Non-Employee Director: $30,000 annual cash fee paid quarterly at the end of each quarter.

On January 29, 2026, the Board adopted the following changes for non-employee director compensation, which were effective January 1, 2026:

•	Chair of the Board/Lead Director: $31,250 annual cash fee paid quarterly at the end of each quarter.
•	Audit Committee: Chair will receive $20,000 annual cash fee paid quarterly at the end of each quarter and other members will receive $10,000 annual cash fee paid quarterly at the end of each quarter.
•	Compensation Committee: Chair will receive $15,000 annual cash fee paid quarterly at the end of each quarter and other members will receive $7,500 annual cash fee paid quarterly at the end of each quarter.
•	Nominating and Corporate Governance Committee: Chair will receive $10,000 annual cash fee paid quarterly at the end of each quarter and other members will receive $5,000 annual cash fee paid quarterly at the end of each quarter.
•	Each Non-Employee Directors: $45,000 annual cash fee paid quarterly at the end of each quarter.
•	Each non-employee director also received an RSU grant of 7,599 with 3,800 RSUs vested on February 2, 2026 and 3,799 RSUs vested on March 31, 2026.

29

Compensation Policies and Practices as They Relate to Our Risk Management

No risks arise from our Company’s compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on our Company. We have adopted a compensation recovery policy (a “clawback policy”) that applies to erroneously paid incentive compensation in the event of a financial restatement that complies with the Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards.

CEO Pay Ratio

Under Item 402(u) of Regulation S-K, we are required to provide a reasonable estimate of the ratio of the annual total compensation of Yves LeMaitre, our Chief Executive Officer, to the median of the annual total compensation of our other employees for our last completed year, which ended December 31, 2025:

•	The median of the annual total compensation of all of our employees (other than Yves LeMaitre) was approximately $152,806. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, and reflects, among other things, salary, bonus earned, options and restricted stock units granted for 2025.

•	Yves LeMaitre’s annual total compensation for 2025, as reported in the 2025 Summary Compensation Table included in this Proxy Statement, was $8,614,697.

•	Based on the above, for 2025, the ratio of Yves LeMaitre’s annual total compensation to the median of the annual total compensation of all employees was approximately 56:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and applicable guidance and is based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies, even companies within the same industry as us, may not be comparable to our pay ratio as disclosed above.

The methodology, including any material assumptions, adjustments and estimates, we used to calculate the pay ratio is described below.

•	For purposes of the pay ratio calculation, we included all of our employees as of December 31, 2025. As of December 31, 2025, our workforce consisted of 35 full-time employees, excluding Yves LeMaitre.
•	To identify the median employee from the employee population described above, we determined the sum of each employee's (i) annual base salary as of December 31, 2025 (calculated as annual base pay using annual base salary), plus (ii) earned annual cash bonus for 2025, plus (iii) relocation paid to an employee during 2025, plus (iv) the value of restricted stock and options granted during 2025. With respect to determining annual total compensation, full-time employees who joined in 2025 were assumed to have worked for the entire year, and thus we annualized the pay of such new hires. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of all of our employees.

•	Once we identified our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, including for this purpose, option related compensation for fiscal 2025 yielding the median annual total compensation disclosed above. With respect to Yves LeMaitre’s annual total compensation, we used the amount reported in the "Total” column of the 2025 Summary Compensation Table.

30

Pay Versus Performance

Under Item 402(v) of Regulation S-K, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance.

The following tables provide information regarding compensation actually paid to our principal executive officers, or PEO, and other NEOs for each year from 2023 to 2025, compared to our total shareholder return (TSR) from the last trading date in fiscal 2022 through the end of each such year, and our net income for each such year.

	Summary Compensation Table Total for PEO ($) (1) (2)	Compensation Actually Paid to PEO ($) (1) (3)	Summary Compensation Table Total for PEO ($) (1) (2)	Compensation Actually Paid to PEO ($) (1) (3)	Average Summary Compensation Table Total for Non-PEO named executive officers NEO ($) (4)	Average Compensation Actually Paid for Non-PEO named executive officers NEO ($) (5)	Total Shareholder Return ($)(6)	Net Loss ($)(7)
	(Michael Lebby)		(Yves LeMaitre)

2025	—	—	8,614,697	8,532,684	689,613	1,274,529	75	(20,313,797)
2024	832,095	806,186	626,873	508,597	550,702	514,333	49	(22,535,041)
2023	1,346,381	1,454,564	—	—	1,108,385	1,208,378	116	(21,038,032)

(1)	Our PEO for 2023 and 2024 (through December 10) was Dr. Michael S. Lebby and Yves LeMaitre from December 11, 2024.

(2)	Represents the total compensation paid to our PEO in each listed year, as shown in our Summary Compensation Table for each listed year.

(3)	Represents the compensation actually paid to our PEO in each year listed. Compensation actually does not mean that our PEO was actually paid those amounts in the listed year. This dollar amount is derived from the starting point of Summary of Compensation Table total compensation under the methodology prescribed under the SEC’s rules, as shown in the table below:

PEO (Michael Lebby)	2025	2024	2023
Summary Compensation Table Total	$—	$832,095	$1,346,381

Subtract grant date fair value of option awards and stock awards granted in fiscal year	—	(387,037)	(848,478)
Add fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in fiscal year	—	—	—
Adjust for change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal year	—	—	—
Add fair value at vesting of option awards and stock awards granted in fiscal year that vested during the year	—	361,128	889,431
Adjust for change in fair value as of vesting date of option awards and stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	—	—	67,230
Subtract fair value as of prior fiscal year-end of option awards and stock awards granted in the prior fiscal years that failed to meet applicable vesting conditions during the fiscal year	—	—	—
Compensation actually paid	$—	$806,186	$1,454,564

31

PEO (Yves LeMaitre)	2025	2024	2023
Summary Compensation Table Total	$8,614,697	$626,873	—

Subtract grant date fair value of option awards and stock awards granted in fiscal year	(7,866,451)	(591,446)	—
Add fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in fiscal year	7,929,268	380,436	—
Adjust for change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal year	—	—	—
Add fair value at vesting of option awards and stock awards granted in fiscal year that vested during the year	—	92,734	—
Adjust for change in fair value as of vesting date of option awards and stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(144,830)	—	—
Subtract fair value as of prior fiscal year-end of option awards and stock awards granted in the prior fiscal years that failed to meet applicable vesting conditions during the fiscal year	—	—	—
Compensation actually paid	$8,532,684	$508,597	—

The assumptions used for determining the fair values of outstanding and unvested option awards shown in this table are different from those used to determine the fair values disclosed as of the grant date of such awards. The assumptions used for determining fair values shown in the table are:

Michael Lebby:

	2025	2024	2023

Expected life (in years)	—	9.54 - 9.99 years	8.21 - 10.0 years

Volatility	—	76.43% - 78.36%	76.60% - 78.01%

Risk-free rate	—	3.69% - 4.43%	3.39% - 4.77%

Expected dividend yield	—	0%	0%

Yves LeMaitre:

	2025	2024	2023

Expected life (in years)	—	9.66 - 9.99 years	—

Volatility	—	76.61% - 78.63%	—

Risk-free rate	—	3.70% - 4.53%	—

Expected dividend yield	—	0%	—

(4)	During 2023 and 2022, our named executive officer other than our PEO was James S. Marcelli. During 2024 and 2025, our named executive officers other than our PEO were James S. Marcelli and Thomas E. Zelibor (from December 11, 2024). Represents the average of the total compensation paid to our NEO’s other than our PEO in each listed year, as shown in our Summary Compensation Table for each listed year.

(5)	Represents the average compensation actually paid to our NEO’s other than our PEO in each year listed. Compensation actually paid does not mean that our NEO’s were actually paid those amounts in the listed year, but this is a dollar amount is derived from the starting point of Summary of Compensation Table total compensation under the methodology prescribed under the SEC’s rules as shown in the table below:

32

NEOs other than PEO	2025	2024	2023
Summary Compensation Table Total	$689,613	$550,702	$1,108,385

Subtract grant date fair value of option awards and stock awards granted in fiscal year	(275,676)	(285,447)	(678,782)
Add fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in fiscal year	—	104,571	—
Adjust for change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal year	—	—	—
Add fair value at vesting of option awards and stock awards granted in fiscal year that vested during the year	902,991	144,507	711,545
Adjust for change in fair value as of vesting date of option awards and stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(42,399)	—	67,230
Subtract fair value as of prior fiscal year-end of option awards and stock awards granted in the prior fiscal years that failed to meet applicable vesting conditions during the fiscal year	—	—	—
Compensation actually paid	$1,274,529	$514,333	$1,208,378

The assumptions used for determining the fair values of outstanding and unvested option awards shown in this table are different from those used to determine the fair values disclosed as of the grant date of such awards. The assumptions used for determining fair values shown in the table are:

	2025	2024	2023

Expected life (in years)	10 years	9.54 - 9.99 years	8.21 - 10.0 years

Volatility	78.72%	76.43% - 78.63%	76.60% - 78.01%

Risk-free rate	4.40%	3.69% - 4.53%	3.39% - 4.77%

Expected dividend yield	0%	0%	0%

(6)	The total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported and reinvesting all dividends until the last day of each reported fiscal year.

(7)	The dollar amounts reported are the Company’s GAAP net income (loss) reflected in the Company’s audited financial statements.

33

Description of Relationship Between Compensation Actually Paid and Performance

Compensation Actually Paid vs Net Income (Loss)
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Compensation Actually Paid
$(19,000,000)
$(19,500,000)
$(20,000,000)
$(20,500,000)
$(21,000,000)
$(21,500,000)
$(22,000,000)
$(22,500,000)
$(23,000,000)
Net Income (Loss)
2023
2024
2025
Michael Lebby
Yves LeMaitre
Average for Non-PEO NEOs
Net Income (Loss)

34

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, we had outstanding 150,610,710 shares of common stock. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote.

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of (i) each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock; (ii) each director, director nominee and each named executive officer who is included in the section “Executive Compensation” under the caption “2025 Summary Compensation Table:” and (iii) each of our current officers and directors as a group:

Security Ownership

Name and Address (1)(2)	Number of Shares Beneficially Owned		Percent Beneficially Owned (3)(4)
5% Stockholders
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	8,386,612	(5)	5.57%

Directors and Executive Officers
Yves LeMaitre, Chief Executive Officer and Director	566,265	(6)	*

Ana Quan, Principal Financial Officer and Principal Accounting Officer	85,031	(7)	*

James S. Marcelli, Former Chief Financial Officer, Chief Operating Officer, Secretary and Director	776,542	(8)	*

Thomas E. Zelibor, Former President	194,721	(9)	*

Ronald A. Bucchi, Chair of Board of Directors	1,227,879	(10)	*

Siraj Nour El-Ahmadi, Director	771,704	(11)	*

Craig Ciesla, Director	358,824	(12)	*

Laila Partridge, Director	212,390	(13)	*

Thomas M. Connelly, Jr., Director	107,132	(14)	*

Current Directors and Officers as a Group (7 Persons):	3,329,225		2.21%

* Less than 1%.

1.	Unless otherwise noted, in care of our Company at 369 Inverness Parkway, Suite 350, Englewood, CO 80112.
2.	To our best knowledge, as of the date hereof, such holders had the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person’s right to obtain additional shares of common stock within 60 days from the Record Date.
3.	Based on 150,610,710 shares of common stock outstanding on the Record Date. Does not include shares underlying: (i) options to purchase shares of our common stock under our 2007 Employee Stock Plan, our 2016 Equity Incentive Plan and our 2025 Equity Incentive Plan; or (ii) outstanding warrants to purchase shares of our common stock.
4.	If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the Record Date, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
5.	As reported in a Schedule 13G/A filed on February 13, 2024, by The Vanguard Group, giving information on stockholdings as of December 29, 2023. According to the Schedule 13G/A, The Vanguard Group, an investment advisor, has shared voting power over 211,515 shares, sole dispositive power over 8,067,667 and shared dispositive power over 318,945 shares. On March 27, 2026, The Vanguard Group further amended its Schedule 13G/A to disclose an internal realignment that occurred on January 12, 2026. Due to the internal realignment, certain subsidiaries or business divisions of subsidiaries of The Vanguard Group that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group. As of March 27, 2026, The Vanguard Group reported that it no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by these subsidiaries and/or business divisions.
6.	Includes 187,500 options exercisable within 60 days of the Record Date. Does not include 1,832,188 unvested RSUs.
7.	Includes 57,501 options exercisable within 60 days of the Record Date. Does not include 28,395 unvested RSUs and 27,499 unvested options.
8.	Includes 392,336 options exercisable within 60 days of the Record Date.
9.	Includes 130,000 options exercisable within 60 days of the Record Date.
10.	Includes 930,000 options exercisable within 60 days of the Record Date. Mr. Bucchi disclaims beneficial ownership of 3,000 shares held by his spouse.
11.	Includes 620,000 options exercisable within 60 days of the Record Date.
12.	Includes 240,000 options exercisable within 60 days of the Record Date.
13.	Includes 131,667 options exercisable within 60 days of the Record Date.
14.	Includes 30,000 options exercisable within 60 days of the Record Date.

35

Change in Control Arrangements

We are not aware of any arrangements that could result in a change of control.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plans as of December 31, 2025.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	8,371,078	$3.57	3,987,631
Equity compensation plans not approved by security holders (2)	275,000	$0.60	—
Total	8,646,078	$3.47	3,987,631

1.	Reflects shares of common stock to be issued pursuant to our 2025 Equity Incentive Plan, 2016 Equity Incentive Plan and our 2007 Employee Stock Plan, all of which are for the benefit of our directors, officers, employees and consultants. We have reserved 6,000,000 shares of common stock for such persons pursuant to our 2025 Equity Incentive Plan. We terminated our 2016 Equity Incentive Plan in May 2025 and our 2007 Employee Stock Plan in June 2016 and no additional awards are made under that plan.

2.	Comprised of common stock purchase warrants we issued for services.

36

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Directors hold office until the end of their respective terms or until their successors have been duly elected and qualified, or until their earlier death, resignation, removal or retirement. Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

The Board of Directors is divided into three classes, currently comprised of: (i) two Class I directors, whose terms expire at the 2027 annual meeting; (ii) two Class II directors, whose terms expire at the 2028 annual meeting; and (iii) two Class III directors, whose terms expire at the Annual Meeting. The Board believes that a classified Board of Directors provides continuity and stability in pursuing the Company's policies and strategies and reinforces its commitment to long term perspective and value creation.

Nominee for Election as Director

At the time of the Annual Meeting, our Board of Directors will consist of six directors: Yves LeMaitre; Ronald A. Bucchi; Siraj Nour El-Ahmadi; Dr. Craig Ciesla, Laila Partridge and Thomas Connelly, Jr. At the Annual Meeting, the stockholders will elect: (i) two Class III directors to serve until the 2029 Annual Meeting or until their successors have been duly elected and qualified, or until their earlier death, resignation, removal or retirement.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board proposes that the individuals listed below as the Class III nominees be elected as Class III directors. The nominees have agreed to serve if elected, and our Board of Directors has no reason to believe that the nominees will be unavailable or will decline to serve. In the event, however, that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is selected by the Nominating and Corporate Governance Committee and approved by the current Board of Directors to fill the vacancy.

The Company’s Nominating and Corporate Governance Committee may evaluate individuals in the future to consider additional members for our Board of Directors following the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The names of the Class III nominees are set forth below:

Name	Age	Year First Elected Director	Positions/Committees	Director Class/ Term	Independent
Laila S. Partridge	61	2023	AC, CC*, NCGC	Class II Expires 2026	yes
Thomas Connelley, Jr.	73	2024	CC, NCGC*	Class II Expires 2026	yes

Directors Not Standing for Election

The names of the Directors who are not standing for election at the Annual Meeting are the Class I directors, whose terms expire in 2027; and the Class II directors, whose terms expire in 2028:

Name	Age	Year First Elected Director	Positions/Committees	Director Class/ Term	Independent

Yves LeMaitre	61	2024	CEO, ED	Class I Expires 2027	no
Siraj Nour El-Ahmadi	61	2013	NID	Class I Expires 2027	no
Ronald A Bucchi	70	2012	COB AC*, FE, NCGC	Class III Expires 2028	yes
Craig Ciesla	53	2022	AC, CC, NCGC	Class III Expires 2028	yes

AC - Audit Committee

CEO - Chief Executive Officer

COB - Chair of the Board of Directors (non-executive)

CC - Compensation Committee

ED – Employee Director

FE - Financial Expert

NCGC – Nominating and Corporate Governance Committee

NID – Non-independent Director

* Committee Chair

Vote Required

Directors will be elected by the affirmative vote of the holders of at least a plurality of the votes of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in an election of directors, meaning the two nominees receiving the most “for” votes will be elected as directors. A “withhold” vote with respect to any nominee will have no effect on the election of that nominee and broker non-votes will have no effect on the vote for this proposal. Stockholders are not entitled to cumulative voting with respect to the election of directors.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of all of the above Nominees.

37

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2026

We are asking stockholders to ratify the appointment of Stephano Slack LLC to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Stephano Slack LLC was our independent registered public accounting firm for our fiscal years ended December 31, 2024 and 2025 and Morison Cogen LLP was our independent registered public accounting firm for our fiscal year ended December 31, 2023. No representative of Stephano Slack LLC will be present at the Annual Meeting.

The aggregate fees billed for professional services by Stephano Slack LLC during 2025 and 2024 and Morison Cogen, LLP during 2024 were as follows:

Stephano Slack LLC	2025	2024

Audit Fees	$59,500	$35,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	17,941	—

Morison Cogen LLP	2025	2024

Audit Fees	$5,000	$104,800
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Audit Fees are the aggregate fees billed during the years ended December 31, 2025 and December 31, 2024 for professional services rendered by Stephano Slack LLC and during the year ended December 31, 2024 by Morison Cogen, LLP, for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by Stephano Slack LLC and Morison Cogen, LLP, respectively, in connection with statutory and regulatory filings or engagements.

All Other Fees are the aggregate fees billed during the years ended December 31, 2025 and December 31, 2024 for products and services provided by Stephano Slack LLC, other than the services reported in the Audit Fees category above, including the fees billed for the work performed related to the Titan Offering in December 2025 and Lincoln Park Agreement renewal in March 2025, as well as bringdown process for Roth Agreement

Audit Committee Pre-Approval Policies.

All the services performed by Stephano Slack LLC and Morison Cogen, LLP that are described above were pre-approved by the Company’s Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis.

None of the hours expended on Stephano Slack LLC’s and Morison Cogen, LLP’s engagement to audit the Company’s financial statements for the years ended December 31, 2025 and December 31, 2024 were attributed to work performed by persons other than Stephano Slack LLC’s and Morison Cogen, LLP’s full-time, permanent employees.

On September 30, 2024, Morison Cogen LLP (“Morison”) resigned as the Company’s independent registered public accounting firm, effective immediately.

Morison’s report on the Company’s financial statements for the fiscal year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2025 and 2024 there were:

(i) No “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Stephano Slack on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stephano Slack, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii) No “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

38

The Company provided Morison with a copy of our October 4, 2024 Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested Morison to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Morison’s letter dated October 4, 2024 was attached as Exhibit 16.1 to our October 4, 2024 Form 8-K.

On October 4, 2024, the Audit Committee approved the selection of Stephano Slack LLC (“Stephano”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

During the two most recent fiscal years ended December 31, 2025 and 2024, neither the Company nor anyone on its behalf consulted Stephano regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a) of Regulation S-K) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

The vote required to ratify the appointment of Stephano Slack LLC to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 is the affirmative vote in favor of the proposal by the holders of at least a majority in voting power of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the proposal to ratify the appointment of Stephano Slack LLC to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

39

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC and the requirements and procedures in our Company’s amended and restated bylaws. In accordance with SEC Rule 14a-8, in order for stockholder proposals to be included in our proxy statement for the 2027 Annual Meeting, we must receive them at our principal executive offices, 369 Inverness Parkway, Suite 350, Englewood, CO 80112, by December 11, 2026, being 120 days before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. Pursuant to our Company’s amended and restated bylaws, stockholder proposals (including recommendations of nominees for election to the Board of Directors), other than a stockholder proposal submitted pursuant to SEC Rule 14a-8, in order to be voted on at the 2027 Annual Meeting, must be received by us not earlier than November 11, 2026 and not later than December 11, 2026, being, respectively, 150 days and 120 days prior to the one-year anniversary of the Company’s proxy statement for the annual meeting for the preceding year. In the event that the 2027 Annual Meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), notice by a stockholder must be received not later than the close of business on the later of (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 in accordance with the provisions of SEC Rule 14a-19.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

Whether or not you intend to be present at the Annual Meeting, you are urged to fill out, sign, date and return the enclosed a proxy card or voting instruction form at your earliest convenience.

Englewood, CO

April 10, 2026

40

LIGHTWAVE LOGIC, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93102-P52292

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LIGHTWAVE LOGIC, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas Connelly, Jr.
02) Laila S. Partridge

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of Stephano Slack LLC to serve as the Company's Independent Registered Public Accounting Firm for fiscal year 2026.	☐	☐	☐

NOTE: In their discretion, the person appointed as proxy is authorized to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

V93103-P52292

LIGHTWAVE LOGIC, INC.
Annual Meeting of Stockholders
May 21, 2026 10:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Yves LeMaitre with the power of substitution and resubstitution to vote any and all shares of capital stock of Lightwave Logic, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Thursday, May 21, 2026 at 10:00 A.M. Mountain Time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of the Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side